Exhibit 10.3 as filed with 10-Q	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SEVENTH AMENDMENT TO VENDOR AGREEMENT

This SEVENTH AMENDMENT TO THE VENDOR AGREEMENT (this “Seventh Amendment”) is effective as of May 1, 2007 (the “Seventh Amendment Effective Date”) by and between BEST BUY PURCHASING LLC (“Best Buy”) and TIVO INC (“TiVo”).

RECITALS

WHEREAS, Best Buy Co., Inc. and TiVo Inc. entered into that certain Vendor Agreement having an effective date of March 3, 2002, as amended (the “Vendor Agreement”); and

WHEREAS, Best Buy Purchasing LLC and TiVo Inc. wish to modify certain provisions in the Vendor Agreement as explicitly set forth in this Seventh Amendment.

NOW, THEREFORE, Best Buy Purchasing LLC and TiVo Inc. agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein have the meanings set forth in the Vendor Agreement.

1. TERM. Section 16.1 of the Vendor Agreement is hereby amended by replacing “February 28, 2007” with “February 28, 2008” and by adding the following sentence:

“After which, this Agreement shall automatically renew for five (5) consecutive one year terms through February 28, 2013 unless sooner terminated as provided herein.”

2. Section 1 of the Vendor Program Agreement attached to the Vendor Agreement is amended by adding a new Section 1.5, reading as follows:

1.1 Reserved

1.2 Reserved

1.3 Third Amendment Residuals. Dealer shall be entitled to a residual for each DVR purchased from Vendor pursuant to the Vendor Agreement and sold by Dealer on or after April 1, 2004 to a customer who subsequently subscribes to the TiVo Service and does not cancel [*] (“Subscriber”). The amount of such residual shall be [*] (the “[*] Per Box Residual”). Vendor’s entitlement to [*] Per Box Residuals (a) begins upon activation of the TiVo Service by a Subscriber so long

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

as such Subscriber does not cancel within [*] of initial activation of the TiVo Service, (b) continues after expiration of this Vendor Agreement (if applicable), and (c) terminates as provided in this Section 1.5. Vendor shall make payment of [*] Per Box Residuals on a [*] basis, and such payment will be delivered to Vendor within thirty (30) days after the end of the applicable [*]. Accompanying such payment will be an electronic file in a format agreed upon by the parties containing information sufficient to substantiate the Residual amounts. The [*] Per Box Residuals for a Subscriber shall continue for: (a) with respect to monthly subscribers to the TiVo Service, for each [*] such Subscriber remains subscribed to the TiVo Service and has not canceled Subscriber’s subscription to the TiVo Service but in any event for no longer than [*]; and (b) with respect to Product Lifetime subscribers to the TiVo Service, for [*]. In no event shall Vendor be obligated to pay more than [*] of [*] Per Box Residuals per DVR. The [*] Per Box Residuals may be altered based upon a good faith negotiation occurring on each six month anniversary of the signing of this Agreement.”

1.4 Reserved

1.5 Seventh Amendment Residuals. Dealer shall be entitled to a residual for each DVR purchased from Vendor pursuant to the Vendor Agreement and sold by Dealer on or after May 1, 2007 to a customer who subsequently subscribes to the TiVo Service and does not cancel [*] (“Subscriber”). The amount of such residual shall be one [*] (the “[*] Per Box Residual”). Where the DVR purchased by a Subscriber [*]. Vendor’s entitlement to [*] Per Box Residuals (a) begins upon activation of the TiVo Service by a Subscriber and payment to Vendor so long as such Subscriber does not cancel within [*] of initial activation of the TiVo Service, (b) continues after expiration of this Vendor Agreement (if applicable), and (c) terminates as provided in this Section 1.5. [*]. Vendor shall make payment of [*] Per Box Residuals on a [*] basis, and such payment will be delivered to Vendor within [*] after the end of the applicable [*]. Accompanying such payment will be an electronic file in a format agreed upon by the parties containing information sufficient to substantiate the Residual amounts. The [*] Per Box Residuals for a Subscriber shall continue for each [*] such Subscriber has paid for TiVo Service and the DVR has contacted the TiVo Service but in any event for no longer than [*]. In no event shall Vendor be obligated to pay more than [*] of [*] Per Box Residuals per DVR. The [*] Per Box Residuals may be altered based upon a good faith negotiation occurring on each six month anniversary of the signing of this Agreement.

1.6. Understanding Regarding DVRs sold prior to [*]. All DVRs sold [*] prior to [*] shall be subject to section 1.3. [*].

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. EFFECT OF AMENDMENT. Except as expressly modified herein, all other terms and conditions of the Vendor Agreement remain in full force and effect.

IN WITNESS WHEREOF, Best Buy Purchasing LLC’s and TiVo Inc.’s respective duly authorized officers have executed this Seventh Amendment. This Seventh Amendment may be executed in counterparts, each of which is deemed an original, but all of which together constitute one and the same original.

TIVO INC.		BEST BUY PURCHASING LLC

By:	/s/ Joe Miller	By:	/s/ Chris Homeister
Printed Name:	Joe Miller	Printed Name:	Chris Homeister
Title:	SVP, Consumer Sales	Title:	VP, Merchandising
Date:	May 1, 2007	Date:	April 27, 2007

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